UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2009 (May 15, 2009)

TRANSOCEAN LTD.

(Exact name of registrant as specified in its charter)

Switzerland	000-53533	98-0599916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Blandonnet International Business Center Chemin de Blandonnet 2 Building F, 7th Floor Vernier, Switzerland	CH-1214
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (22) 930-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On May 15, 2009, the Board of Directors of Transocean Ltd. (the “Company”) appointed Ricardo H. Rosa (age 52) to fill the position of Senior Vice President and Chief Financial Officer effective September 1, 2009. Mr. Rosa currently serves as the Company’s Senior Vice President, Europe and Africa Unit, a position he has held since April 2008. Mr. Rosa served as the Company’s Senior Vice President, Asia and Pacific Business Unit from September 2004 until March 2008. Mr. Rosa served as the Company’s Controller from January 2000 until March 2003. A press release announcing the appointment of Mr. Rosa is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

(e) On May 15, 2009, the Executive Compensation Committee of the Company recommended and the Board of Directors of the Company approved a consulting arrangement with Gregory L. Cauthen. Under the consulting arrangement, Mr. Cauthen will work on special projects as selected by the Company, including, but not limited to, tax planning and reporting, evaluation and due diligence with respect to proposed transactions, and system design and enterprise resources planning. The consulting term will be for the period of one year beginning August 31, 2009 unless terminated earlier in accordance with the terms of the arrangement. Mr. Cauthen will receive a consulting fee of $44,583.33 per month, will participate in the Company’s 2009 Performance Award and Cash Bonus Plan through August 31, 2009, will be treated for purposes of his awards under the Company’s Long-Term Incentive Plan as if he was terminated “for the convenience of the Company” on August 31, 2009, and will receive a lump sum payment of $1,190,598 in full satisfaction of his benefit under the Company’s Pension Equalization Plan. During the term of the arrangement, if Mr. Cauthen seeks a board of directors’ position, employment or consulting opportunity with a competitor of the Company, written permission by the Company’s Chief Executive Officer is required. The consulting arrangement contains non-solicitation and non-disparagement provisions and a waiver and release. In addition, should Mr. Cauthen sign a supplemental waiver and release at the conclusion of the consulting term he would be entitled to an additional $75,000.

The foregoing description of the consulting arrangement is not complete and is qualified by reference to the complete document, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On May 15, 2009, the Company’s shareholders approved the Long-Term Incentive Plan of Transocean Ltd. in the form as amended and restated effective as of February 12, 2009 (the “LTIP”) to (1) increase the number of shares available for the granting of awards under the plan and adopt fungible share counting ratios for different forms of awards, (2) remove the plan provision that automatically accelerated vesting upon a change of control, (3) for purposes of Section 162(m) of the U.S. Internal Revenue Code, update and obtain approval of the performance goals related to performance-based awards under the plan that are intended to qualify as deductible performance-based compensation and increase the associated annual limitation on performance-based cash awards from $2 million to $5 million, (4) reflect the assumption of the plan by Transocean Ltd. and make associated changes to take into account that our parent company is now a Swiss corporation, (5) remove all provisions permitting supplemental tax gross-up payments from the plan, (6) expressly disallow repricing of awards without shareholder approval, (7) modify the method of share counting to reduce the number of available shares by the number of shares withheld to satisfy the exercise price or tax withholding obligations relating to an award, (8) remove the plan provision limiting the number of shares available for awards to outside directors, and (9) make other compliance, administrative, clarifying and updating changes.

The foregoing description of the LTIP is not complete and is qualified by reference to the complete document, which is incorporated herein by reference to Exhibit 10.5 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibit to this report filed pursuant to Item 5.02 is as follows:

Exhibit No.	Description

10.1	Consulting Arrangement with Gregory L. Cauthen.

10.2	Long-Term Incentive Plan of Transocean Ltd. (as amended and restated as of February 12, 2009) (incorporated by reference to Exhibit 10.5 to Transocean Ltd.'s Annual Report on Form 10-K (Commission File No 000-53533) for the year ended December 31, 2008).

99.1	Press Release announcing Ricardo H. Rosa’s appointment as the Company’s Senior Vice President and Chief Financial Officer effective September 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: May 21, 2009	By	/s/ Chipman Earle
Chipman Earle Associate General Counsel and Corporate Secretary

Index to Exhibits

Exhibit Number	Description

10.1	Consulting Arrangement with Gregory L. Cauthen.

10.2	Long-Term Incentive Plan of Transocean Ltd. (as amended and restated as of February 12, 2009) (incorporated by reference to Exhibit 10.5 to Transocean Ltd.'s Annual Report on Form 10-K (Commission File No 000-53533) for the year ended December 31, 2008).

99.1	Press Release announcing Ricardo H. Rosa’s appointment as the Company’s Senior Vice President and Chief Financial Officer effective September 1, 2009.